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Exhibit 10.3

SECURITY AGREEMENT

by

LINENS 'N THINGS, INC.
and
LINENS 'N THINGS CENTER, INC.,
as Issuers

and

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK,

as Collateral Agent

Dated as of February 14, 2006

i

ii

ARTICLE XI MISCELLANEOUS
SECTION 11.1.	CONCERNING COLLATERAL AGENT	25
SECTION 11.2.	COLLATERAL AGENT MAY PERFORM; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	27
SECTION 11.3.	CONTINUING SECURITY INTEREST; ASSIGNMENT	28
SECTION 11.4.	TERMINATION; RELEASE	29
SECTION 11.5.	MODIFICATION IN WRITING	29
SECTION 11.6.	NOTICES	29
SECTION 11.7.	GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL	29
SECTION 11.8.	SEVERABILITY OF PROVISIONS	30
SECTION 11.9.	EXECUTION IN COUNTERPARTS	30
SECTION 11.10.	BUSINESS DAYS	30
SECTION 11.11.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION	30
SECTION 11.12.	NO CLAIMS AGAINST COLLATERAL AGENT	30
SECTION 11.13.	NO RELEASE	31
SECTION 11.14.	OBLIGATIONS ABSOLUTE	31
SECTION 11.15.	INTERCREDITOR AGREEMENT	31
SIGNATURES		S-1
EXHIBIT 1	Form of Issuer's Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6	Form of Copyright Security Agreement
EXHIBIT 7	Form of Patent Security Agreement
EXHIBIT 8	Form of Trademark Security Agreement
EXHIBIT 9	Form of Armored Car Control Agreement Letter
EXHIBIT 10	Form of Bailee's Letter

iii

SECURITY AGREEMENT

        This SECURITY AGREEMENT dated as of February 14, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement") made by LINENS 'N THINGS, INC., a Delaware corporation and LINENS 'N THINGS CENTER, INC., a California corporation (collectively, the "Issuers" and each individually, a "Issuer"), and the Guarantors from time to time party hereto (the "Guarantors"), as pledgors, assignors and debtors (the Issuers, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of THE BANK OF NEW YORK, in its capacity as indenture trustee pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacity, the "Collateral Agent").

R E C I T A L S:

        A.    Pursuant to that certain Indenture, dated as of February     , 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"), the Issuers have issued the Senior Secured Floating Rate Notes due 2014 (as the same may be amended, restated, replaced, supplemented, substituted or otherwise modified from time to time, collectively, the "Notes") to the holders of such Notes (the "Holders").

        B.    Pursuant to the Indenture, each Guarantor has guaranteed the obligations of the Issuers with respect to the Notes and the Indenture.

        C.    It is a condition precedent to (i) the purchase by the Holders of the Notes that each Pledgor execute and deliver this Agreement to the Collateral Agent for the ratable benefit of the Holders and the Trustee for the purpose of providing security for the Secured Obligations.

A G R E E M E N T:

        NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor agrees with the Collateral Agent, for the ratable benefit of the Holders and the Collateral Agent, as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

        SECTION 1.1.    Definitions.

        (a)   Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

        "Accounts"; "Bank"; "Chattel Paper"; "Commercial Tort Claim"; "Commodity Account"; "Commodity Contract"; "Commodity Intermediary"; "Documents"; "Electronic Chattel Paper"; "Entitlement Order"; "Equipment"; "Financial Asset"; "Fixtures"; "Goods", "Inventory"; "Investment Property"; "Letter-of-Credit Rights"; "Letters of Credit"; "Money"; "Payment Intangibles"; "Proceeds"; "Records"; "Securities Account"; "Securities Intermediary"; "Supporting Obligations"; and "Tangible Chattel Paper."

        (b)   Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

        (c)   The following terms shall have the following meanings:

        "Account Debtor" shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

        "Agreement" shall have the meaning assigned to such term in the Preamble hereof.

        "Armored Car Control Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit 9 or such other form as is reasonably satisfactory to the Revolving Credit Collateral Agent establishing the Collateral Agent's control with respect to the cash, checks or other items obtained by the armored car carrier from any Pledgor or otherwise under the armored car carrier's control, custody or possession pursuant to any agreement with any Pledgor.

        "Bailee Letter" shall be an agreement in form substantially similar to Exhibit 9 hereto.

        "Collateral Agent" shall have the meaning assigned to such term in the Preamble hereof.

        "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

        "Commodity Account Control Agreement" shall mean a control agreement in a form that is reasonably satisfactory to the Revolving Credit Collateral Agent establishing the Collateral Agent's Control with respect to any Commodity Account.

        "Contracts" shall mean, collectively, with respect to each Pledgor, the Acquisition Agreement, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

        "Control" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

        "Control Agreements" shall mean, collectively, the Armored Car Control Agreements, Commodity Account Control Agreements, Credit Card Processing Control Agreements, Deposit Account Control Agreements, and the Securities Account Control Agreements.

        "Copyright Licenses" shall mean any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Copyrights (whether the applicable Pledgor is licensee or licensor thereunder).

        "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

        "Copyright Security Agreement" shall mean an agreement substantially in the form of Exhibit 6 hereto.

        "Credit Card Processing Control Agreement" shall mean an agreement as is reasonably satisfactory to the Revolving Credit Collateral Agent establishing the Collateral Agent's control with respect to all amounts payable by the credit card processor to any Pledgor pursuant to an arrangement between such credit card processor and any Pledgor.

        "Deposit Account Control Agreement" shall mean an agreement substantially in the form of Exhibit 5 hereto or such other form that is reasonably satisfactory to the Revolving Credit Collateral Agent establishing the Collateral Agent's Control with respect to any Deposit Account.

        "Deposit Accounts" shall mean, collectively, with respect to each Pledgor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include the Net Available Cash Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

        "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

        "Excluded Accounts" shall mean the accounts excluded under Section 9.02(f) of the Revolving Credit Agreement, it being understood that, in any event, the grant of the security interest in Section 2.01 shall extend to such accounts excluded under Section 9.02(f) of the Revolving Credit Agreement and any Pledgor's right to receive any excess funds remaining in any escrow accounts following the payment in full of the taxes, fees and charges payable from such escrow accounts.

        "Excluded Property" shall mean

          (a)   any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, (i) validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity), (ii) would be abandoned, invalidated or unenforceable as a result of the creation of such security interest in favor of the Collateral Agent or (iii) would result in a breach or termination pursuant to the terms of, or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

          (b)   Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment, and;

          (c)   any "intent to use" applications for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051(b), unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) and 1(d) of said Act has been properly filed and filing accepted by the Patent and Trademark Office, to the extent that any assignment of an "intent to use" application prior to such filing would violate the Lanham Act, whereupon such application shall be automatically subject to the security interst granted herein and deemed to be included in the Pledged Collateral;

        provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b) or (c) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b) or (c)).

        "Foreign Subsidiary" shall mean any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

        "Foreign Subsidiary Voting Stock" shall mean the Voting Stock in any Foreign Subsidiary.

        "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in Article 9 of the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor's rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

        "Guarantor Obligations" shall mean, with respect to any Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with any Note Guarantee, this Agreement, any Mortgage, the Indenture or any other document related thereto to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

        "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

        "Holders" shall have the meaning assigned to such term in Recital A hereof.

        "Indenture" shall have the meaning assigned to such term in Recital A hereof.

        "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

        "Intellectual Property" shall mean, collectively, the Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, and Copyright Licenses, trade secrets, confidential or proprietary technical or business information, know-how, show-how or other data or information.

        "Intercompany Notes" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

        "Intercreditor Agreement" shall have the meaning assigned to such term in Section 11.15 hereof.

        "Investment Property" shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral and any property specifically excluded from the definition of Securities Collateral pursuant to one of the provisos thereof.

        "Issuer Obligations" shall mean the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuers to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Indenture, the Mortgages, the Intercreditor Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expense or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements.

        "Issuers" shall have the meaning assigned to such term in the Preamble hereof.

        "Joinder Agreement" shall mean an agreement substantially in the form of Exhibit 3 hereto.

        "Material Intellectual Property" shall mean any Intellectual Property that is material (i) to the use and operation of the Pledged Collateral or Mortgaged Property or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.

        "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages.

        "Net Available Cash Account" shall mean any account established and maintained in accordance with the provisions of Section 4.10 of the Indenture and all property from time to time on deposit in such Net Available Cash Account.

        "Patent Licenses" shall mean any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Patents (whether the applicable Pledgor is licensee or licensor thereunder).

        "Patents" shall mean, collectively, with respect to each Pledgor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

        "Patent Security Agreement" shall mean an agreement substantially in the form of Exhibit 7 hereto.

        "Perfection Certificate" shall mean that certain perfection certificate dated February 14 2006, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured

Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Revolving Credit Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or upon the request of the Collateral Agent.

        "Pledge Amendment" shall have the meaning assigned to such term in Section 5.1 hereof.

        "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

        "Pledged Securities" shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10(a) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any Subsidiary, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any organizational document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include any Equity Interests (x) which are part of the Capital Stock Collateral but not part of the Note Capital Stock Collateral and (y) of any issuer for which the Release Date shall have occurred; and provided further, however, that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary be required to be pledged hereunder.

        "Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

        "Receivables" shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under Article 9 of the UCC together with all of Pledgors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

        "Secured Obligations" shall mean, collectively, the Issuer Obligations and the Guarantor Obligations.

        "Secured Parties" shall mean, collectively, the Holders and the Trustee.

        "Securities Account Control Agreement" shall mean an agreement substantially in the form of Exhibit 4 hereto or such other form that is reasonably satisfactory to the Revolving Credit Collateral Agent establishing the Collateral Agent's Control with respect to any Securities Account.

        "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

        "Trademark Licenses" shall mean any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Trademarks (whether the applicable Pledgor is licensee or licensor thereunder).

        "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names, and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

        "Trademark Security Agreement" shall mean an agreement substantially in the form of Exhibit 8 hereto.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

        SECTION 1.2.    Interpretation.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC (except that terms used herein which are defined in the UCC as in effect in the State of New York on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment to such statute). Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) "on," when used with respect to the

Mortgaged Property or any property adjacent to the Mortgaged Property, means "on, in, under, above or about."

        SECTION 1.3.    Resolution of Drafting Ambiguities.    Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

        SECTION 1.4.    Perfection Certificate.    The Collateral Agent, each Pledgor and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral contained therein, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

        SECTION 2.1.    Grant of Security Interest.    As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

  (i)
  all Accounts, including, without limitation, Credit Card Receivables;

  (ii)
  all Equipment, Goods, Inventory and Fixtures;

  (iii)
  all Documents, Instruments and Chattel Paper;

  (iv)
  all Letters of Credit and Letter-of-Credit Rights;

  (v)
  all Securities Collateral;

  (vi)
  all Investment Property;

  (vii)
  all Intellectual Property;

  (viii)
  the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

  (ix)
  all General Intangibles;

  (x)
  all Money and all Deposit Accounts (including the Net Available Cash Account);

  (xi)
  all Supporting Obligations;

  (xii)
  all books and records relating to the Pledged Collateral; and

  (xiii)
  to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

        Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent, but in any event no more frequently than once a fiscal quarter prior to the occurrence and continuance of an Event of Default, give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

        SECTION 2.2.    Filings.    (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as "all assets of Debtor whether now owned or hereafter arising or acquired, including all proceeds thereof" and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

        (b)   Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

        (c)   Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), as applicable, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

        (d)   Notwithstanding the foregoing the Collateral Agent shall be under no obligation whatsoever to prepare or file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise to perfect or maintain the perfection of any security interest in the Pledged Collateral

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

        SECTION 3.1.    Delivery of Certificated Securities Collateral.    Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent have a perfected first priority security interest therein subject to Section 11.15 hereof. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five Business Days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

        SECTION 3.2.    Perfection of Uncertificated Securities Collateral.    Each Pledgor represents and warrants that the Collateral Agent have a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date thereof subject to Section 11.15 hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon the reasonable request by the Revolving Credit Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Revolving Credit Collateral Agent, confirming the validity and enforceability of such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Revolving Credit Collateral Agent, (A) cause the Organizational Documents of such issuer to be amended to provide that such Pledged Securities shall be treated as "securities" for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

        SECTION 3.3.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest.    Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (other than such Pledged Collateral in which a security interest cannot be perfected under the UCC as in effect on the Closing Date). Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Collateral Liens and Section 11.15 hereof.

        SECTION 3.4.    Other Actions.    In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral subject to Section 11.15 hereof, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

          (a)    Instruments and Tangible Chattel Paper.    As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $1,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five Business Days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as necessary or as the Collateral Agent may from time to time specify.

          (b)    Deposit Accounts.    As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Deposit Account, which security interest, except for the Excluded Accounts, is perfected by Control, except to the extent that obtaining such Control may be completed after the Closing Date pursuant to the terms of Section 4.19 of the Indenture. No Pledgor shall hereafter establish and maintain any Deposit Account (other than Excluded Accounts) unless (1) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Revolving Credit Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account; provided, that the Revolving Credit Collateral Agent shall have the right to waive (or extend) the requirement of a Deposit Account Control Agreement for any account in its reasonable discretion. The Collateral Agent agrees with each Pledgor that such Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to the Net Available Cash Account or to any other Deposit Accounts for which the Revolving Credit Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent.

          (c)    Investment Property.    (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each such Securities Account and Commodity Account, which security interest is perfected by Control, except to the extent that obtaining such Control may be completed after the Closing Date pursuant to the terms of Section 4.19 of the Indenture. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be; provided, that the Collateral Agent shall have the right to waive (or extend) the requirement of a Control Agreement for any account in its reasonable discretion. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within three (3) Business Days of actual receipt thereof, deposit any and all cash and Investment Property (other than any Investment Property pledged pursuant to clauses (ii)(1), (iii)(1) or (iii)(3) below) received by it into a Deposit Account or Securities Account subject to the Collateral Agent's Control. The Collateral Agent agrees with each Pledgor that such Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and

  shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Revolving Credit Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent.

          (ii)   If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as are necessary to perfect the security interest in such securities or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent.

          (iii)  If any Pledgor shall at any time own or acquire, directly or through a nominee, any uncertificated securities constituting Investment Property, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance sufficient to perfect the security interest in such uncertificated securities, either (1) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (3) arrange for the Collateral Agent to become the registered owners of such securities.

          (iv)  As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

          (d)    Electronic Chattel Paper and Transferable Records.    As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as necessary to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $500,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that, so long as such procedures will not result in the Collateral Agent's loss of control, the Pledgor may make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

          (e)    Letter-of-Credit Rights.    If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the reasonable request of the Revolving Credit Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Revolving Credit Collateral Agent, either (i) use reasonable commercial efforts to arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) use reasonable commercial efforts to arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indenture. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Pledgors.

          (f)    Commercial Tort Claims.    As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Revolving Credit Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent do not have a security interest, does not exceed $5,000,000 in the aggregate for all Pledgors.

          (g)    Motor Vehicles.    Each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership) owned by it, with such Collateral Agent listed as lienholder therein. Such requirement shall not apply unless (i) the aggregate value of all motor vehicles (and such other Equipment) as to which any Pledgor has not delivered a certificate of title or ownership is at least $4,000,000. or (ii) the Revolving Credit Collateral Agent has requested delivery of such originals of the certificates of tile or ownership for the motor vehicles to it.

          (h)    Credit Card Receivables.    Pledgors will deliver to the Collateral Agent an executed Credit Card Processing Control Agreement with respect to all Credit Card Receivables. No Pledgor shall hereafter enter into any Credit Card Agreement unless (1) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to enter into any new Credit Card Agreement and (2) such Pledgor and credit card issuer or credit card processor shall have duly executed and delivered to the Collateral Agent a Credit Card Processing Control Agreement with respect to such Credit Card Agreement. Notwithstanding the foregoing, the Revolving Credit Collateral Agent shall have the right to waive (or extend) the requirement of a Credit Card Processing Control Agreement with respect to any credit card issuer or credit card processor in its reasonable discretion.

          (i)    Armored Car Control Agreements.    As of the date hereof, no Pledgor has any agreement with any Person which provides armored car services other than the agreements listed in Schedule 17 to the Perfection Certificate. Pledgors will deliver to the Collateral Agent an executed Armored Car Control Agreement with respect to each arrangement between Pledgors and any Person which provides armored car services. No Pledgor shall hereafter enter into any arrangement with an armored car carrier unless (1) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to enter into any new Credit Card Agreement and (2) such Pledgor and armored car carrier shall have duly executed and delivered to the Collateral Agent an Armored Car Control Agreement with respect to such arrangement. Notwithstanding the foregoing, the Revolving Credit Collateral Agent shall have the right to waive (or extend) the requirement of an Armored Car Control Agreement with respect to any arrangement with an armored car carrier

        SECTION 3.5.    Joinder of Additional Guarantors.    The Pledgors shall cause each Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty (30) days of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

        SECTION 3.6.    Supplements; Further Assurances.    Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Revolving Credit Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral hereof or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Revolving Credit Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral all subject to Section 11.15 hereof. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Revolving Credit Collateral Agent, but in any event no more frequently than once a fiscal quarter prior to the occurrence and continuance of an Event of Default, such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Pledgor represents, warrants and covenants as follows:

        SECTION 4.1.    Title.    Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 4.12 of the Indenture.

        SECTION 4.2.    Validity of Security Interest.    The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens and subject to Section 11.15 hereof.

        SECTION 4.3.    Defense of Claims; Transferability of Pledged Collateral.    Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all material claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would materially restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor's obligations or the rights of the Collateral Agent hereunder other than such permits, licenses or agreements in the ordinary course of business.

        SECTION 4.4.    Other Financing Statements.    It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

        SECTION 4.5.    Chief Executive Office; Change of Name; Jurisdiction of Organization.    Such Pledgor will not, except after not less than 30 days' prior written notice to the Collateral Agent, (i) change its jurisdiction of organization or its organizational identification number, (ii) change the location of its chief execution office, (iii) take any action to become a "registered organization" (as used in Section 9-307 of the UCC) in any different jurisdiction or (iv) change its name. The Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral.

        SECTION 4.6.    Location of Inventory and Equipment.    It shall not move any Equipment or Inventory to an ultimate location that is not listed in the relevant Schedules to the Perfection Certificate, unless it shall have given the Collateral Agent not less than 10 days' prior written notice of its intention so to do, clearly describing such new location and providing monthly rent expense, if applicable, and such other information in connection therewith as the Revolving Credit Collateral Agent may reasonably request; provided that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States or Canada.

        SECTION 4.7.    Due Authorization and Issuance.    All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor's status as a partner or a member of any issuer of the Pledged Securities.

        SECTION 4.8.    Consents, etc.    In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of such Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

        SECTION 4.9.    Pledged Collateral.    All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

        SECTION 4.10.    Insurance.    In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and promptly after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Indenture.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

        SECTION 5.1.    Pledge of Additional Securities Collateral.    Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five Business Days after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a "Pledge Amendment"), and deliver to the Collateral Agent the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

        SECTION 5.2.    Voting Rights; Distributions; etc.

          (a)   So long as no Event of Default shall have occurred and be continuing:

              (i)  Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

             (ii)  Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be promptly delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five Business Days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (b)   So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

          (c)   Upon the occurrence and during the continuance of any Event of Default:

              (i)  All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

             (ii)  All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

          (d)   Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Revolving Credit Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

          (e)   All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION 5.3.    Defaults, etc.    Such Pledgor is not in default in the payment of any material portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

        SECTION 5.4.    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

          (a)   In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

          (b)   In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

        SECTION 6.1.    Grant of Intellectual Property License.    For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive, royalty free, worldwide license or (for third party rights) sublicenses to use, assign, license or sublicense any of the Intellectual Property now owned, held or hereafter acquired by such Pledgor, wherever the same may be located. Such license or sublicense shall include access to all media in which any of the applicable items may be recorded or stored and to all computer programs used for the compilation or printout hereof. The Collateral Agent agrees to maintain, during the period such license or sublicense is in effect, the quality of all products and services marketed under the Trademarks at a level that the Collateral Agent in good faith believes is in all material respects equal to that maintained by each Pledgor immediately prior to the Event of Default.

        SECTION 6.2.    Protection of Collateral Agent's Security.    On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly notify the Collateral Agent if it knows or has reason to know that any application or registration for any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination in any proceeding or the institution of any proceeding in any federal, state, foreign or local court or administrative body (including the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterparts thereof) regarding any Material Intellectual Property, such Pledgor's right to register such Material Intellectual Property or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property as presently used and operated, except as shall be consistent with commercially reasonable business judgment, (iii) continue to use each material Trademark so as to maintain it in full force in each class of goods, except as shall be consistent with commercially reasonable business judgment, (iv) maintain, consistent with commercially reasonable business judgment, the quality of products and services offered under such Trademark at or above the quality of products and services offered under such Trademarks as of the date hereof, (v) not adopt or use any mark which is confusingly similar to such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, (vi) use all Intellectual Property with applicable notices and legends, (vii) not permit to lapse or become invalidated or abandoned any Material Intellectual Property, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property, in either case except as shall be consistent with commercially reasonable business judgment, (viii) maintain, apply and prosecute each registration of the Material Intellectual Property, except as shall be consistent with commercially reasonable business judgment, (ix) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property (x) not license any Intellectual Property, other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or consistent with commercially reasonable business judgment, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property or the Lien on and security interest in the Intellectual Property created therein hereby, (xi) diligently keep adequate records respecting all Intellectual Property and (xii) furnish within five (5) Business Days after the end of each fiscal quarter to the Collateral Agent therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to any Intellectual Property as the Collateral Agent may from time to time reasonably request.

        SECTION 6.3.    After-Acquired Property.    If any Pledgor either by itself or through any agent, employee, licensee or designee, shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property or (ii) file or otherwise become entitled to the benefit of any additional Intellectual Property or any renewal, registration, application or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property as if such would have constituted Intellectual Property at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall within five (5) Business Days after the last day of any fiscal quarter in which such Pledgor has obtained or filed such rights described in clauses (i) and (ii) above provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form substantially in the form of Exhibit 6, 7 or 8 hereof and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any Intellectual Property of such Pledgor acquired or arising after the date hereof.

        SECTION 6.4.    Litigation.    Unless there shall occur and be continuing any Event of Default, each Pledgor shall take all reasonable and necessary steps to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Material Intellectual Property and suits, proceedings or other actions to prevent the material infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property and any license thereunder. In the event of such suit, each Pledgor shall do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Sections 6.11 and 7.07 of the Indenture. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property, each Pledgor agrees to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

        SECTION 7.1.    Maintenance of Records.    Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to such Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent's security interest therein without the consent of any Pledgor; provided, that such person and its representative shall be obligated to keep any information or knowledge obtained in connection with their review of such books, records, credit information, reports, memoranda or other writings related to the Receivables confidential.

        SECTION 7.2.    Legend.    Each Pledgor shall legend, at the reasonable request of the Revolving Credit Collateral Agent and in form and manner satisfactory to the Revolving Credit Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent have a security interest therein.

        SECTION 7.3.    Modification of Terms, etc.    No Pledgor shall rescind or cancel any obligations evidenced by any material Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such material obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Revolving Credit Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

        SECTION 7.4.    Collection.    Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

        SECTION 8.1.    Transfers of Pledged Collateral.    No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Indenture.

ARTICLE IX

REMEDIES

        SECTION 9.1.    Remedies.    Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to them, the following remedies:

            (i)  Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose and/or for the purposes of completing the manufacture and packaging of the Pledged Collateral or sale or other disposition of the Pledged Collateral may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, complete the manufacture and packaging of the Pledged Collateral and/or sell or otherwise dispose of the Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and for other purposes set forth in this clause (i) and use in connection with such removal, possession, completion of manufacturing and packaging, sale or other disposition, any and all services, supplies, equipment, aids and other facilities of any Pledgor;

           (ii)  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Collateral Agent;

          (iii)  Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

          (iv)  Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

           (v)  Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

          (vi)  Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

         (vii)  Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

        (viii)  Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if one of the Collateral Agent accept the first offer received and does not offer such Pledged Collateral to more than one offeree.

        SECTION 9.2.    Notice of Sale.    Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten

(10) days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

        SECTION 9.3.    Waiver of Notice and Claims.    Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with either of the Collateral Agent's taking possession or either of the Collateral Agent's disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession other than those caused by the gross negligence or willful misconduct of the Collateral Agent or its representatives as determined by a final, non-appealable order of a court of competent jurisdiction, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent as determined by a final, non-appealable order of a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

        SECTION 9.4.    Certain Sales of Pledged Collateral.

          (a)   Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

          (b)   Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (c)   Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Revolving Credit Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may reasonably request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading other than any claims, losses, damages and liabilities arising from or by virtue of the gross negligence or willful misconduct or misrepresentation of the Collateral Agent or its representative as determined by a final, non-appealable order of a court of competent jurisdiction.

          (d)   If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (e)   Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

        SECTION 9.5.    No Waiver; Cumulative Remedies.

          (a)   No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

          (b)   In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

        SECTION 9.6.    Certain Additional Actions Regarding Intellectual Property.    If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the Intellectual Property, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

        SECTION 9.7.    Access to Premises.    Each Pledgor will permit Collateral Agent or its designee to visit and inspect the financial records and the property of such Pledgor at reasonable times during regular business hours as often as reasonably requested and at any time upon the occurrence and during the continuance of any Event of Default, make extracts from and copies of such financial records, and to discuss the affairs, finances, accounts and condition of any Pledgor with the officers and employees thereof and advisors therefor (including independent accountants).

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS; APPLICATION OF PROCEEDS

        SECTION 10.1.    Application of Proceeds.    The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Indenture.

ARTICLE XI

MISCELLANEOUS

        SECTION 11.1.    Concerning Collateral Agent.

          (a)   The Collateral Agent has been appointed as Collateral Agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture. The Collateral Agent may employ in good faith agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with due care. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Collateral Agent by successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was a Collateral Agent.

          (b)   The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

          (c)   The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

          (d)   If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall control.

          (e)   In the case of any provision of this Agreement which contemplates the granting of consent or exercise of discretion by the Collateral Agent (other than the provisions of Article 9 hereunder) with respect to any category of Pledged Collateral which constitutes Revolving Credit Collateral, if pursuant to a comparable provision of the Revolving Credit Loan Documents the Revolving Credit Collateral Agent grants a consent or exercises its discretion, the Collateral Agent shall automatically be deemed to have granted the same consent or exercised its discretion in the same manner hereunder upon receipt by the Collateral Agent of written notice from the Pledgors that the Revolving Credit Collateral Agent has granted such consent or exercised such discretion.

          (f)    Anything herein contained to the contrary notwithstanding, the Pledgors shall remain liable under each of the agreements to which they are a party to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, and the Collateral Agent shall have no obligation or liability under any such agreements to perform any of the obligations or duties of the Pledgors thereunder. Notwithstanding anything contained herein to the contrary, the right of the Collateral Agent to perform any discretionary act enumerated herein (including the right to consent to or approve of any action or document) shall not be construed as giving rise to any expressed or implied duty. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Collateral. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent. Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Pledged Collateral, for the validity of the title of the Pledgors to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral. In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to it under the Indenture, all of which are incorporated by reference herein, mutatis mutandis.

        SECTION 11.2.    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.

          (a)   If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.07 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorneys-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which such Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

          (b)   Without limiting the foregoing, each Pledgor hereby irrevocably designates and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as such Pledgor's true and lawful attorney-in-fact, and authorizes Collateral Agent, in such Pledgor's or Collateral Agent's name, to:(i) at any time an Event of Default exists or has occurred and is continuing (1) demand payment on Accounts or other Pledged Collateral, (2) enforce payment of Accounts by legal proceedings or otherwise, (3) exercise all of such Pledgor's rights and remedies to collect any Account or other Pledged Collateral, (4) sell or assign any Account upon such terms, for such amount and at such time or times as the Collateral Agent deems advisable, (5) settle, adjust, compromise, extend or renew an Account, (6) discharge and release any Account, (7) prepare, file and sign such Pledgor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Accounts or other Pledged Collateral, (8) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Accounts or other proceeds of Pledged Collateral to an address designated by Collateral Agent, and open and dispose of all mail addressed to such Pledgor and handle and store all mail relating to the Pledged Collateral; (9) do all acts and things which are necessary, in Collateral Agent's determination, to fulfill such Pledgor's obligations under this Agreement, the Indenture, the Intercreditor Agreement, the Mortgages or any other document made, delivered or given in connection with any of the foregoing, (10) endorse such Pledgor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Pledged Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (11) clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Customs or foreign export control authorities in such Pledgor's, Collateral Agent's name or the name of Collateral Agent's designee, and to sign and deliver to customs officials powers of attorney in such Pledgor's name for such purpose, and to complete in such Pledgor's or Collateral Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (12) sign such Pledgor's name on any verification of Accounts and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof and (ii) at any time after delivery of a Notice of Sole Control (as defined in the form Deposit Account Control Agreement attached hereto as Exhibit 5) or a similar notice to (1) take control in any manner of any item of payment in respect of Accounts or constituting Pledged Collateral or otherwise received in or for deposit in the Concentration Account or otherwise received by Collateral Agent, (2) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Accounts or other proceeds of Pledged Collateral are sent or received, (3) endorse such Pledgor's name upon any items of payment in respect of Accounts or constituting Pledged Collateral or otherwise received by Collateral Agent and deposit the same in Collateral Agent's account for application to the Secured Obligations. Each Pledgor hereby releases Collateral Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Collateral Agent's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

        SECTION 11.3.    Continuing Security Interest; Assignment.    This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

        SECTION 11.4.    Termination; Release.    (a) When all the Secured Obligations have been paid in full, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, any proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be, which the Pledgors may reasonably request.

        (b)   The Collateral Agent will release the liens on any part of the Collateral to the extent required by Section 5.1 of the Intercreditor Agreement.

        SECTION 11.5.    Modification in Writing.    No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. In signing any such amendment or modification to this Agreement, the Collateral Agent shall be entitled to rely upon an opinion of counsel that such amendment or modification is authorized or permitted by this Agreement, the Intercreditor Agreement and the Indenture. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

        SECTION 11.6.    Notices.    Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

        SECTION 11.7.    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

        (a)    Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

        (b)    Submission to Jurisdiction.    Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other document against any Pledgor or its properties in the courts of any jurisdiction.

        (c)    Waiver of Venue.    Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11.7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)    Service of Process.    Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Agreement, in the manner provided for notices (other than telecopier) in Section 11.6. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

        (e)    Trial by Jury.    Each Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

        SECTION 11.8.    Severability of Provisions.    Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

        SECTION 11.9.    Execution in Counterparts.    This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

        SECTION 11.10.    Business Days.    In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

        SECTION 11.11.    No Credit for Payment of Taxes or Imposition.    Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

        SECTION 11.12.    No Claims Against Collateral Agent.    Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against either of the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

        SECTION 11.13.    No Release.    Nothing set forth in this Agreement or any other document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on either of the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on either of the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or any other documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Indenture and the other Loan Documents.

        SECTION 11.14.    Obligations Absolute.    All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i)  any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

           (ii)  any lack of validity or enforceability of the Indenture, or any other agreement or instrument relating thereto;

          (iii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument relating thereto;

          (iv)  any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

           (v)  any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

          (vi)  any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

        SECTION 11.15.    Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Bank, National

Association, as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Toronto Branch and Wachovia Capital Finance Corporation (Canada), as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York, serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. As long as the Intercreditor Agreement shall remain in effect, any provisions of this Agreement requiring or contemplating delivery to the Collateral Agent shall be satisfied by delivery to the Revolving Credit Collateral Agent as contemplated by Section 5.4 of the Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

LINENS HOLDING CO., as Pledgor
By:	Name: Title:
LINENS 'N THINGS, INC. as Pledgor
By:	Name: Title:
LINENS 'N THINGS CENTER, INC. as Pledgor
By:	Name: Title:
BLOOMINGTON MN, L.T., INC. as Pledgor
By:	Name: Title:
VENDOR FINANCE, LLC as Pledgor
By:	Name: Title:
LNT, INC. as Pledgor
By:	Name: Title:
LNT SERVICES, INC. as Pledgor
By:	Name: Title:

LNT LEASING II, LLC as Pledgor
By:	Name: Title:
LNT WEST, INC. as Pledgor
By:	Name: Title:
LNT VIRGINIA, LLC as Pledgor
By:	Name: Title:
LNT MERCHANDISING COMPANY, LLC as Pledgor
By:	Name: Title:
LNT LEASING III, LLC as Pledgor
By:	Name: Title:
CITADEL LNT, LLC as Pledgor
By:	Name: Title:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

EXHIBIT 1

[Form of]

ISSUER'S ACKNOWLEDGMENT

        The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [                        ], made by LINENS 'N THINGS, INC., a Delaware corporation and LINENS 'N THINGS CENTER, INC., a California corporation (the "Issuers"), the Guarantors party thereto and THE BANK OF NEW YORK, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ]
By:	Name: Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

        This Securities Pledge Amendment, dated as of [                        ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [                        ], made by LINENS 'N THINGS, INC., a Delaware corporation and LINENS 'N THINGS CENTER, INC., a California corporation (the "Issuers"), the Guarantors party thereto and THE BANK OF NEW YORK, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations. In acting under and by virtue of this Securities Pledge Amendment, the Collateral Agent shall have all of the rights, protections and immunities granted to it under the Security Agreement, all of which are incorporated by reference herein, mutatis mutandis.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ], as Pledgor
By:	Name: Title:
AGREED TO AND ACCEPTED:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor] [Address of New Pledgor]
[Date]

Ladies and Gentlemen:

        Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [                        ], made by LINENS 'N THINGS, INC., a Delaware corporation and LINENS 'N THINGS CENTER,  INC., a California corporation (the "Issuers"), the Guarantors party thereto and THE BANK OF NEW YORK, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent").

        This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                        ] (the "New Pledgor"), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and the Indenture.

        Concurrent with the execution of this Agreement, the New Pledgor shall deliver to the Collateral Agent a Perfection Certificate. Such Perfection Certificate shall supplement the disclosures contained in the Security Agreement and shall be deemed to be part of the Security Agreement or the Indenture, as applicable.

        This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

        THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Bank, National Association, as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Toronto Branch and Wachovia Capital Finance Corporation (Canada), as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York, serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to it under the Security Agreement, all of which are incorporated by reference herein, mutatis mutandis.

        IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]
		By:	Name: Title:
AGREED TO AND ACCEPTED:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

        This Control Agreement Concerning Securities Accounts (this "Control Agreement"), dated as of [                        ], by and among [                        ] (the "Pledgor"), UBS AG, Stamford Branch as Collateral Agent ("UBS"), and [            ] (the "Securities Intermediary"), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of [                        ], made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of UBS AG, Stamford Branch and Wachovia Bank, National Association as Collateral Agents (collectively, the "Collateral Agents"), as pledgees, assignees and secured parties and that certain [Indenture], dated as of [                        ], made by Pledgor and each of the Guarantors referred to therein in favor of The Bank of New York, as Collateral Agent and Indenture Trustee (the "Indenture Trustee") and a secured party. This Control Agreement is for the purpose of perfecting the security interests of the Collateral Agents and the Indenture Trustee granted by the Pledgor in the Designated Accounts described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

        Section 1.    Confirmation of Establishment and Maintenance of Designated Accounts.    The Securities Intermediary hereby confirms and agrees that (i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the "Designated Accounts" and each a "Designated Account"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a "securities intermediary" as defined in Article 8-102(a)(14) of the UCC, (v) each of the Designated Accounts is a "securities account" as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

        Section 2.    Controlling Party.    As used herein, "Controlling Party" means UBS or its designee until such time as UBS or its designee has provided Bank with a written notice substantially in the form of Exhibit A hereto that Collateral Agents have ceased to be the Controlling Party hereunder (such notice being the "Controlling Party Notice"), "Controlling Party" means the Indenture Trustee. It is understood and agreed hereby that Bank shall rely exclusively on a Controlling Party Notice as to the determination of whether the Collateral Agents or the Indenture Trustee is the Controlling Party hereunder and shall be under no obligation to make any independent investigation thereof.

        Section 3.    "Financial Assets" Election.    All parties hereto agree that each item of Investment Property and all other property held in or credited to any Designated Account (the "Account Property") shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

        Section 4.    Entitlement Order.    Upon receipt of a Notice of Sole Control delivered pursuant to Section 10(i) hereof together with an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Controlling Party and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. Prior to receipt of such Notice of Sole Control and "entitlement order", the Securities Intermediary shall comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of any Account Property held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor. The Securities Intermediary shall comply with, and is fully entitled to rely upon, any entitlement order from the Controlling Party, even if such entitlement order is contrary to any entitlement order that the Pledgor may give or may have given to the Securities Intermediary.

        Section 5.    Subordination of Lien; Waiver of Set-Off.    The Securities Intermediary hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any Account Property it now has or subsequently obtains shall be subordinate to the security interest of the Controlling Party in the Designated Accounts and the Account Property therein or credited thereto. The Securities Intermediary agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker's lien or any other lien or claim (including claim for penalties) that the Securities Intermediary may at any time have against or in any of the Designated Accounts or any Account Property therein or credited thereto; provided, however, that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions.

        Section 6.    Choice of Law.    Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

        Section 7.    Conflict with Other Agreements; Amendments.    As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Controlling Party shall have received prior written notice thereof. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to any Account Property held in or credited to any Designated Account as set forth in Section 4 hereof without the prior written consent of the Controlling Party acting in their sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

        Section 8.    Certain Agreements.

            (i)  As of the date hereof, the Securities Intermediary has furnished to the Controlling Party the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Controlling Party. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

           (ii)  The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as "Pledged Collateral," enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as "Pledged."

        Section 9.    Notice of Adverse Claims.    Except for the claims and interest of the Collateral Agent, the Indenture Trustee and of the Pledgor in the Account Property held in or credited to the Designated Accounts, the Securities Intermediary on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or Account Property held in or credited thereto and does not know of any claim that any person or entity other than the Controlling Party has been given "control" (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such Account Property. If the Securities Intermediary becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the Account Property held in or credited to any Designated Account, the Securities Intermediary shall promptly notify the Controlling Party and the Pledgor thereof.

        Section 10.    Maintenance of Designated Accounts.    In addition to the obligations of the Securities Intermediary in Section 4 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

          (i)    Notice of Sole Control.    If at any time the Controlling Party deliver to the Securities Intermediary a notice substantially in the form of Exhibit B hereto instructing the Securities Intermediary to terminate Pledgor's access to any Designated Account (the "Notice of Sole Control"), the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Controlling Party, terminate all instructions and orders originated by the Pledgor with respect to the Designated Accounts or any Account Property therein, and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.

          (ii)    Voting Rights.    Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

          (iii)    Statements and Confirmations.    The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto simultaneously to each of the Pledgor and the Controlling Party at the address set forth in Section 12 hereof. The Securities Intermediary will provide to the Controlling Party, upon the Controlling Party' request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Controlling Party.

          (iv)    Perfection in Certificated Securities.    The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other Account Property held in or credited to any of the Designated Accounts, the Securities Intermediary shall retain possession of the same on behalf and for the benefit of the Controlling Party and such act shall cause the Securities Intermediary to be deemed holding such certificate for the Controlling Party, if necessary to perfect the Controlling Party' security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held on behalf and for the benefit of the Controlling Party.

        Section 11.    Successors; Assignment.    The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

        Section 12.    Notices.    Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

If to Pledgor:		[ ] [Address] Attention: Telecopy: Telephone:
with copy to:
[ ] [Address] Attention: Telecopy: Telephone:
If to Securities Intermediary:		[ ] [ ] [ ] Attention: Telecopy: Telephone:
If to any of the Collateral Agents:		UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Telecopy: Telephone:
with a copy to:
Latham & Watkins LLP 233 South Wacker Drive Sears Tower, Suite 5800 Chicago, IL 60606
		Attention:	Donald Schwartz
		Telecopy:	(312) 993-9767
		Telephone:	(312) 876-7631
If to Indenture Trustee:		The Bank of New York [address] Attention: Telecopy: Telephone:
with a copy to:
[ ] [address]
		Attention:	[ ]
		Telecopy:	[ ]
		Telephone:	[ ]

        Any party may change its address for notices in the manner set forth above.

        Section 13.    Termination.

            (i)  Except as otherwise provided in this Section 13, the obligations of the Securities Intermediary hereunder and this Control Agreement shall continue in effect until the security interests of both the Collateral Agents and the Indenture Trustee in the Designated Accounts and any and all Account Property held therein or credited thereto have been terminated pursuant to the terms of the Security Agreement and the Indenture and the Controlling Party has notified the Securities Intermediary of such termination in writing. The Controlling Party agrees promptly to provide a Notice of Termination substantially in the form of Exhibit C hereto to the Securities Intermediary upon the request of the Pledgor on or after the termination of the Collateral Agents' or Indenture Trustee's security interest, as applicable, pursuant to the terms of the Security Agreement or Indenture, as applicable. The termination of this Agreement shall not terminate the Designated Accounts or alter the obligations of the Securities Intermediary to the Pledgor pursuant to any other agreement with respect to the Designated Accounts.

           (ii)  The Securities Intermediary, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Controlling Party and the Pledgor not less than thirty (30) days prior to the effective termination date.

          (iii)  Prior to any termination of this Control Agreement pursuant to this Section 13, the Securities Intermediary hereby agrees that it shall promptly take, at Pledgor's sole cost and expense, all reasonable actions necessary to facilitate the transfer of any Account Property in or credited to the Designated Accounts as follows: (i) in the case of a termination of this Control Agreement under Section 13(i), to the institution designated in writing by Pledgor; and (ii) in all other cases, to the institution designated in writing by the Controlling Party.

        Section 13.    Fees and Expenses.    The Securities Intermediary agrees to look solely to the Pledgor for payment of any and all fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Securities Intermediary hereunder (collectively, the "Account Expenses"), and the Pledgor agrees to pay such Account Expenses to the Securities Intermediary on demand therefor. The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Securities Intermediary for all Account Expenses.

        Section 14.    Severability.    If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

        Section 15.    Counterparts.    This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

[signature page follows]

[ ], as Pledgor
By:
Name: Title:
UBS AG, STAMFORD BRANCH, as Collateral Agent
By:
Name: Title:
By:
Name: Title:
[ ], as Securities Intermediary
By:
Name: Title:

SCHEDULE I

Designated Account(s)

Exhibit A

CONTROLLING PARTY NOTICE

[Letterhead of UBS or its designee]

Date:                        , 20

To:

Attention:
Facsimile:
  RE:
  Control Agreement Concerning Securities Accounts dated as of                        , 2006

Ladies and Gentlemen:

        Reference is made to the Control Agreement Concerning Securities Account Concentration Account Agreement dated as of                            , 2006 (as amended, restated, supplemented or otherwise modified from time, the "Control Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Control Agreement) among [                        ], as Pledgor, UBS AG, STAMFORD BRANCH, as Collateral Agent, and you regarding the Designated Accounts. We hereby give you notice that the rights of the Collateral Agents under the Control Agreement have terminated.

Very truly yours,
UBS AG, STAMFORD BRANCH, Collateral Agent
By

Name:
Title:

Exhibit B

NOTICE OF SOLE CONTROL

[Letterhead of applicable Controlling Party]

Date:                        , 20

To:

Attention:
Facsimile:
  RE:
  Control Agreement Concerning Securities Accounts dated as of                        , 2006

Ladies and Gentlemen:

        Reference is made to the Control Agreement Concentration Securities Accounts dated as of                        , 2006 (as amended, restated, supplemented or otherwise modified from time, the "Control Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Control Agreement) among [                        ], as Pledgor, UBS AG, STAMFORD BRANCH, as Collateral Agent, and you regarding the Designated Accounts.

        This is to notify [                        ] (the "Securities Intermediary") that the Designated Accounts are now under the exclusive control of the undersigned. The Securities Intermediary is hereby instructed to cease complying with instructions given by or on behalf of Pledgor relating to the Designated Accounts, to cease distributing interest earned on property in the Designated Accounts to Pledgor and to refuse to accept any other instructions from Pledgor intended to exercise any authority with respect to the Designated Accounts unless instructed by the undersigned as Controlling Party.

        All future instructions on the Designated Accounts shall be given solely on behalf of the undersigned until the undersigned has notified the Bank in writing that the Agreement, or the undersigned's security interest in the Designated Accounts, is terminated.

UBS AG, STAMFORD BRANCH, as Collateral Agent(1)
By

Name:
Title:
By

Name:
Title:
THE BANK OF NEW YORK, as Indenture Trustee(2)
By

Name:
Title:

cc:                Pledgors

(1)
Included only if prior to delivery of the Controlling Party Notice.

(2)
Included only if after delivery of the Controlling Party Notice.

Exhibit C

NOTICE OF TERMINATION

[Letterhead of applicable Controlling Party]

Date:                        , 20

To:

Attention:
Facsimile:
  RE:
  Control Agreement Concerning Securities Accounts dated as of                        , 2006

Ladies and Gentlemen:

        Reference is made to the Control Agreement Concentration Securities Accounts dated as of                        , 2006 (as amended, restated, supplemented or otherwise modified from time, the "Control Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Control Agreement) among [                        ], as Pledgor, UBS AG, STAMFORD BRANCH, as Collateral Agent, and you regarding the Designated Accounts.

        The undersigned hereby give you notice that the Control Agreement is terminated and that you have no further obligations to the Controlling Party pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Designated Accounts from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to such accounts, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

UBS AG, STAMFORD BRANCH, as Collateral Agent(3)
By

Name:
Title:
By

Name:
Title:
THE BANK OF NEW YORK, as Indenture Trustee(4)
By

Name:
Title:

        cc:                Pledgors

(3)
Included only if prior to delivery of the Controlling Party Notice.

(4)
Included only if after delivery of the Controlling Party Notice.

EXHIBIT 5

Form of Deposit Account Control Agreement

[Provided under separate cover]

EXHIBIT 6

[Form of]

Copyright Security Agreement

        Copyright Security Agreement, dated as of [                        ], by Linens 'n Things, Inc. (the "Pledgor"), in favor of THE BANK OF NEW YORK, in its capacity as Collateral Agent pursuant to the Indenture (in such capacity, the "Collateral Agent").

W I T N E S S E T H:

        WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

        SECTION 1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

        SECTION 2.    Grant of Security Interest in Copyright Collateral.    The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, and right of setoff against all of Pledgor's right, title and interest in, to and under all the following now owned and hereafter acquired Pledged Collateral of such Pledgor ("Copyright Collateral"):

          (a)   The Copyright of such Pledgor listed on Schedule I attached hereto; and

          (b)   all Proceeds of any and all of the foregoing (other than Excluded Property).

        SECTION 3.    Security Agreement.    The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgor hereby acknowledges and affirms that the rights, protections, immunities and remedies of the Collateral Agent with respect to the security interest in the Copyright made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

        SECTION 4.    Remedies.    In addition to all other remedies provided in the Security Agreement, the Note Documents, the Intercreditor Agreement or any other related document, Pledgor agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuation of an Event of Default without requiring further action by either party and to be effective upon such demand, all of Pledgor's right, title and interest in, to and under all Copyright Collateral.

        SECTION 5.    Termination.    Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright under this Copyright Security Agreement.

        SECTION 6.    Counterparts.    This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

        SECTION 7.    Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor

Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Capital Finance, Inc., as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Toronto Branch and Wachovia Capital Finance, Inc., as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

        IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
Linens 'n Things, Inc.
		By:	Name: Title:
Accepted and Agreed:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

ACKNOWLEDGMENT OF PLEDGOR

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of [Pledgor], a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the                        in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public
(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF COLLATERAL AGENT

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of The Bank of New York, a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the                        in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public
(PLACE STAMP AND SEAL ABOVE)

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE
Linens 'n Things, Inc.	VA-1-056-560	Moon and Stars

Copyright Applications:

OWNER	TITLE

EXHIBIT 7

[Form of]

Patent Security Agreement

        Patent Security Agreement, dated as of [                        ], by [            ] and [                        ] (individually, a "Pledgor", and, collectively, the "Pledgors"), in favor of THE BANK OF NEW YORK, in its capacity as Collateral Agent pursuant to the Indenture (in such capacity, the "Collateral Agent").

W I T N E S S E T H:

        WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

        SECTION 1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

        SECTION 2.    Grant of Security Interest in Patent Collateral.    Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, and right of setoff against all of Pledgors' right, title and interest in, to and under all the following now owned and hereafter acquired Pledged Collateral of such Pledgor ("Patent Collateral"):

          (a)   Patents of such Pledgor listed on Schedule I attached hereto; and

          (b)   all Proceeds of any and all of the foregoing (other than Excluded Property).

        SECTION 3.    Security Agreement.    The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights, protections, immunities and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

        SECTION 4.    Remedies.    In addition to all other remedies provided in the Security Agreement, the Note Documents, the Intercreditor Agreement or any other related document, Pledgor agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuation of an Event of Default without requiring further action by either party and to be effective upon such demand, all of Pledgor's right, title and interest in, to and under all Patent Collateral.

        SECTION 5.    Termination.    Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

        SECTION 6.    Counterparts.    This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

        SECTION 7.    Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor

Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Capital Finance, Inc., as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Toronto Branch and Wachovia Capital Finance, Inc., as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

        IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
[PLEDGORS](5)
		By:	Name: Title:
Accepted and Agreed:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

(5)
This document needs only to be executed by the Issuer and/or any Guarantor which owns a pledged Patent.

ACKNOWLEDGMENT OF PLEDGOR

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of [Pledgor], a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the                        in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public
(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF COLLATERAL AGENT

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of The Bank of New York, a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the                        in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public
(PLACE STAMP AND SEAL ABOVE)

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS(6)

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

(6)
Note to attorney: These schedules include the minimum information required to perfect in the PTO. A conformed version of perfection certificate would be adequate, provided it contains this information.

EXHIBIT 8

[Form of]

Trademark Security Agreement(7)

(7)
Separate Agreements will be executed for each Pledgor with trademarks, as well as a separate agreement for the trademark license

Trademark Security Agreement, dated as of [                        ], by LNT Merchandising Company, LLC, a Delaware limited liability company ("Pledgor"), in favor of THE BANK OF NEW YORK, in its capacity as Collateral Agent pursuant to the Indenture (in such capacity, the "Collateral Agent").

W i t n e s s e t h:

        WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

        SECTION 1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

        SECTION 2.    Grant of Security Interest in Trademark Collateral.    Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, and right of setoff against all of Pledgor's right, title and interest in, to and under all the following now owned and hereafter acquired Pledged Collateral of such Pledgor ("Trademark Collateral"):

          (a)   Trademarks of such Pledgor listed on Schedule I attached hereto;

          (b)   Trademark Licenses of such Pledgor listed on Schedule I attached hereto; and

          (c)   all Proceeds of any and all of the foregoing (other than Excluded Property).

        SECTION 3.    Security Agreement.    The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgor hereby acknowledges and affirms that the rights, protections, immunities and remedies of the Collateral Agent with respect to the security interest in the Trademarks and Trademark Licenses made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

        SECTION 4.    Remedies.    In addition to all other remedies provided in the Security Agreement, the Note Documents, the Intercreditor Agreement or any other related document, Pledgor agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuation of an Event of Default without requiring further action by either party and to be effective upon such demand, all of Pledgor's right, title and interest in, to and under all Trademark Collateral.

        SECTION 5.    Termination.    Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks and Trademark Licenses under this Trademark Security Agreement.

        SECTION 6.    Counterparts.    This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

        SECTION 7.    Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Capital Finance, Inc., as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Toronto Branch and Wachovia Capital Finance, Inc., as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

        IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
LNT Merchandising Company, LLC
		By:	Name: Title:
Accepted and Agreed:
THE BANK OF NEW YORK, as Collateral Agent
By:	Name: Title:

ACKNOWLEDGMENT OF PLEDGOR

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of [LNT Merchandising, LLC, a Delaware limited liability company]; who, being duly sworn, did depose and say that she/he is the                        in such limited liability company, the limited liability company described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such limited liability company; and that she/he acknowledged said instrument to be the free act and deed of said limited liability company.

Notary Public
(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF COLLATERAL AGENT

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of The Bank of New York, a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the                        in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

Notary Public
(PLACE STAMP AND SEAL ABOVE)

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS, APPLICATIONS AND LICENSES

Registered U.S. Trademarks

Trademark	Owner/Applicant	Status, Country, Classes	App Number Reg Number	App Date Reg Date
LINENS 'N THINGS	LNT Merchandising Company, LLC	Registered, USA, 42 Int.	72/370206 0934171	09-Sep-1970 16-May-1972
LNT	LNT Merchandising Company, LLC	Registered, USA, Int. 20,24,27 and 35	75/546927 2337611	01-Sep-1998 04-Apr-2000
DREAM BIG, PAY LITTLE	LNT Merchandising Company, LLC	Registered, USA 35	78/497112 3035124	08-Oct-2004

Pending U.S. Applications

Trademark	Owner/Applicant	Status, Country, Classes	App Number Reg Number	App Date Reg Date
ATTITUDE	LNT Merchandising Company, LLC	Pending, USA 21 et al.	78/427854	01-Jun-2004
ATTITUDES	LNT Merchandising Company, LLC	Pending, USA 21 et al.	78/427863	01-Jun-2004
HOTEL LIVING	LNT Merchandising Company, LLC	Pending, USA 24 Int., 25 Int., 27 Int.	78/438409	21-Jun-2004
LINENS-N-THINGS and DESIGN	LNT Merchandising Company, LLC	Pending, USA 35	78/425295	26-May-2004
MAKE YOUR HOME HAPPY	Bloomington, M.N., L.T. Inc.	Pending, USA 35	78/257756	03-Jun-2003
SPA-TEX	LNT Merchandising Company, LLC	Published, USA 24 Int., 25 Int., 27 Int.	78/389104	23-Mar-2004

        License Agreement dated as of July 30, 2004, as amended, by and between Nate Berkus Entertainment, Inc. (NBE) as Licensor and LNT Services, Inc. (LNT) as Licensee granting Licensee an exclusive license to use the following trademarks in connection with the manufacture, distribution, sale, advertising and promotion of certain categories of products, including bedding, bath textiles and accessories, kitchen textiles, dinnerware and flatware:

NATE BERKUS	USA Registration No.
NATE BERKUS	USA Registration No.
NATE BERKUS	USA Registration No.
NATE BERKUS	USA Registration No.
NATE BERKUS	USA Registration No.
NATE BERKUS	USA Registration No.

EXHIBIT 9

FORM OF ARMORED CAR CONTROL AGREEMENTS

[PROVIDED UNDER SEPARATE COVER]

EXHIBIT 10

FORM OF NOTICE TO BAILEE OF SECURITY INTEREST IN INVENTORY

CERTIFIED MAIL—RETURN RECEIPT REQUESTED

        [                        ], 200 [    ]

TO:
[Bailee's Name]
[Bailee's Address]

Re:
Linens 'n Things, Inc. and Linens 'n Things Center, Inc.

Ladies and Gentlemen:

        In connection with that certain Security Agreement, dated as of February     , 2006 (the "Security Agreement"), made by Linens 'n Things, Inc., a Delaware corporation and Linens 'n Things Center, Inc., a California corporation, the Guarantors party thereto, UBS AG, Stamford Branch as Collateral Agent ("UBS") and Wachovia Bank, National Association as Collateral Agent (together with UBS, the "Collateral Agents"), we have granted to the Collateral Agents a security interest in substantially all of our personal property, including our inventory. In connection that certain Security Agreement, dated as of February     , 2006, made by Linens 'n Things Center, Inc., a California corporation, the Guarantors party thereto, and The Bank of New York as Collateral Agent and Indenture Trustee (the "Indenture Trustee"), we have granted to the Indenture Trustee a security interest in substantially all of our personal property, including our inventory.

        As used herein, "Controlling Party" means UBS or its designee until such time as UBS or its designee has provided you with a written notice that Collateral Agents have ceased to be the Controlling Party hereunder (such notice being the "Controlling Party Notice"), "Controlling Party" means the Indenture Trustee. It is understood and agreed hereby that you shall rely exclusively on a Controlling Party Notice as to the determination of whether the Collateral Agents or the Indenture Trustee is the Controlling Party hereunder and shall be under no obligation to make any independent investigation thereof.

        This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of the Controlling Party's continuing first priority security interest in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by Controlling Party, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

        Your acknowledgment also constitutes a waiver and release, for the Collateral Agents' and Indenture Trustee's benefit, of any and all claims, liens, including bailee's liens, and demands of every kind which you have or may later have against such goods (including any right to include such goods in any secured financing to which you may become party).

        In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

Receipt acknowledged, confirmed and approved:		Very truly yours,
[BAILEE]		[APPLICABLE PLEDGOR]
By:	Name: Title:	By:	Name: Title:
cc:
Collateral Agents
Indenture Trustee

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